                                                                    EXHIBIT 32.2

        CERTIFICATION OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. Section 1350

         I, David H. Fleischman, Chief Financial Officer of TradeStation Group, Inc., hereby certify, to my knowledge, that:

         The Annual Report on Form 10-K of TradeStation Group, Inc. for the year ended December 31, 2003 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of TradeStation Group, Inc.

         The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss.1350 and is not being filed as part of the Report or as a separate disclosure document.

March 12, 2004                     /s/ David H. Fleischman
--------------                     --------------------------------------------
Date                               David H. Fleischman
                                   Chief Financial Officer,
                                      Vice President of Finance and Treasurer